Popular, Inc.

Letter to Shareholders

      The Corporation (“Popular”) continued to reflect solid operational performance during the quarter ended September 30, 2003, notwithstanding the current economic environment and intense competition. Net income for this quarter reached $130.9 million, an increase of 53%, compared with $85.8 million in the third quarter of 2002. Earnings per common share, basic and diluted, were $0.96 for the quarter ended September 30, 2003, up 48% from $0.65 per common share reported in the same period of 2002. Financial performance for the third quarter of 2003 resulted in a return on average assets (ROA) and a return on average common equity (ROE) of 1.47% and 20.85%, respectively, compared with 1.07% and 16.03%, respectively, for the third quarter of 2002.

      Year-to-date net income for 2003 reached $364.6 million, or $2.69 per common share, compared with $271.1 million, or $2.00 per common share, for the same period in 2002. ROA and ROE for the first nine months of 2003 were 1.42% and 20.35%, respectively, compared with 1.16% and 16.92%, respectively, for the first nine months of 2002.

      The Corporation’s net income for the third quarter of 2003, when compared with the same period a year ago, reflected higher net interest income by $32.0 million, or 11%, and non-interest income by $54.3 million, or 46%. The provision for loan losses decreased by $2.3 million. These favorable changes were partially offset by a rise in operating expenses of $33.4 million, or 13%, and an increase in income tax of $10.1 million.

      The results for the third quarter of 2003 included $39.1 million in gains on sale of securities, mostly marketable equity securities. Moreover, the results of operations for the quarter ended September 30, 2002, included pre-tax derivative losses of $21.7 million related to the interest rate swaps that were canceled in the second quarter of 2003. Furthermore, during the quarter ended September 30, 2003, the Corporation recorded, as part of operating expenses, a $12.1 million charge on the early cancellation of certain long-term borrowings as part of the Corporation’s asset/liability management strategies. These borrowings were restructured at substantially lower costs. Despite the extraordinarily low-interest rate environment, Popular’s net interest margin, on a taxable equivalent basis, reached 4.30% for the third quarter of 2003, compared with 4.26% in the same period of the previous year. The increase in net interest income for the quarter was also associated with the Corporation’s continued ability to grow earning assets.

      Popular’s total assets reached $35.8 billion at September 30, 2003, compared with $32.8 billion at September 30, 2002, a 9% growth. Loans totaled $21.7 billion at September 30, 2003, compared with $19.3 billion at the same date in the previous year, an increase of $2.4 billion, or 13%. Mortgage loans continued to account for the largest growth in the portfolio, rising $1.7 billion, or 24%, since September 30, 2002. Asset growth was also associated with an increase in the investment securities and trading portfolio, which reached $11.2 billion at the end of the third quarter of 2003, compared with $10.8 billion at September 30, 2002. Deposits totaled $17.7 billion at September 30, 2003, compared with $17.1 billion at September 30, 2002, an increase of $0.6 billion or 4%. Stockholders’ equity reached $2.8 billion at September 30, 2003, compared with $2.3 billion at the end of the third quarter of 2002.

      Popular’s common stock market value was $39.80 per share at September 30, 2003, compared with $31.60 at September 30, 2002, and $38.53 at June 30, 2003. The Corporation had a market capitalization of $5.3 billion at September 30, 2003, compared with $4.2 billion at September 30, 2002. Book value per share of common stock was $19.31 at September 30, 2003, an increase of 10%, compared with $17.52 at September 30, 2002.

      During the third quarter of 2003, the Chicago Board Options Exchange (CBOE) began to offer options tied to Popular, Inc.’s common stock under the symbol BQW. The CBOE essentially defines standard listed stock options and establishes fair and orderly markets in stock options trading.

      Bernard J. Flaherty was recently appointed President and CEO of Popular Cash Express (PCE). Flaherty has more than 25 years of retail, marketing and operations experience at national companies. PCE caters to the growing unbanked segment of the consumer market with approximately 98% of its stores located in predominantly Hispanic neighborhoods, and is currently the third largest check-cashing operation in the United States.

      By the end of September 2003, the Corporation issued $31 million in corporate debt with its yield linked to the Standard & Poor’s 500 index enabling debt holders to benefit from the newly signed tax law that lowers the Puerto Rico tax rate to 10% on investment in corporate debt.

      With the goal of providing new alternatives to serve our customers and to promote electronic transactions, Banco Popular de Puerto Rico launched interactive booths that enable its clients to easily and conveniently execute transactions at the branches, through the Internet. These booths allow the customer to access information about services and products and perform transactions online through “Mi Banco Popular”. Currently these booths are located in ten branches and will be expanded to other branches in the near future.

      Continuing with our commitment to sports, Popular was one of the major sponsors for two historical sports events in Puerto Rico, the Montreal Expos Series and the Americas Basketball Tournament of 2003. These events offered the people of Puerto Rico the opportunity to watch the nation’s greatest athletes participate in these major events and also reiterate our commitment in the context of our financial role and participation in the development of Puerto Rico.

      During the next twelve months, Popular commemorates its 110th Anniversary with a variety of activities, including the new institutional campaign “Somos así y así también”. The new campaign portrays the two principal aspects of the Corporation: its business history and legacy, and its commitment to social and community projects.

      The celebration also includes an interactive exhibit- Algo de Valor- scheduled to open in November at the Rafael Carrión Pacheco Exhibition Hall, in the Old San Juan Banco Popular Building. Developed for children as well as an adult audience, this exhibit will display highlights of the origins, history, use and role of money in our society.

      In addition, Popular will participate in “Make a Difference Day”, the largest volunteer work day in the United States, on October 25, 2003. The goal of Popular employees is to conduct 110 community activities throughout Puerto Rico.

      We will continue to work hard to make Popular stand out as a Corporation that serves and cares for the community.

Richard L. Carrión
Chairman
President
Chief Executive Officer

Popular, Inc.

Financial Highlights

	At September 30,			Average for the nine months

Balance Sheet Highlights	2003	2002	Change	2003	2002	Change

(In thousands)
Money market investments	$773,338	$1,153,079	$(379,741)	$858,873	$876,401	$(17,528)
Investment and trading securities	11,198,602	10,771,435	427,167	11,307,404	10,243,457	1,063,947
Loans	21,707,755	19,263,508	2,444,247	20,264,238	18,517,164	1,747,074
Total assets	35,777,187	32,843,126	2,934,061	34,290,003	31,234,800	3,055,203
Deposits	17,655,992	17,057,856	598,136	17,724,580	16,859,835	864,745
Borrowings	14,772,202	12,832,702	1,939,500	13,546,829	11,768,240	1,778,589
Stockholders’ equity	2,751,006	2,319,012	431,994	2,492,582	2,135,096	357,486

	Third quarter			Nine months

Operating Highlights	2003	2002	Change	2003	2002	Change

(In thousands, except per share information)
Net interest income	$329,017	$296,955	$32,062	$965,925	$877,048	$88,877
Provision for loan losses	48,668	50,992	(2,324)	146,202	155,521	(9,319)
Fees and other income	171,835	117,494	54,341	476,167	382,890	93,277
Other expenses, net of minority interest	321,258	277,703	43,555	931,268	833,314	97,954
Net income	$130,926	$85,754	$45,172	$364,622	$271,103	$93,519
Net income applicable to common stock	$127,947	$85,754	$42,193	$357,681	$268,593	$89,088
Earnings per common share	$0.96	$0.65	$0.31	$2.69	$2.00	$0.69

	Third quarter				Nine months

Selected Statistical Information	2003		2002		2003		2002

Common Stock Data
Market price
High	$41.17		$35.85		$41.17		$35.85
Low	36.65		30.11		31.95		27.50
End	39.80		31.60		39.80		31.60
Book value at period end	19.31		17.52		19.31		17.52
Dividends declared	0.27		0.20		0.74		0.60
Dividend payout ratio	27.89%		30.85%		24.87%		30.10%
Price/earnings ratio	12.06	x	12.44	x	12.06	x	12.44	x

Profitability Ratios
Return on assets	1.47%		1.07%		1.42%		1.16%
Return on common equity	20.85		16.03		20.35		16.92
Net interest spread (taxable equivalent)	3.95		3.81		3.96		3.81
Net interest yield (taxable equivalent)	4.30		4.26		4.34		4.29
Effective tax rate	20.50		21.65		21.62		24.17
Overhead ratio	35.08		45.92		36.65		41.48
Efficiency ratio	61.63		58.60		59.76		58.30

Capitalization Ratios
Equity to assets	7.43%		6.66%		7.27%		6.84%
Tangible equity to assets	6.86		6.03		6.68		6.19
Equity to loans	12.46		11.14		12.30		11.53
Internal capital generation	14.08		11.18		13.85		11.80
Tier I capital to risk-adjusted assets	11.14		9.93		11.14		9.93
Total capital to risk-adjusted assets	12.76		11.70		12.76		11.70
Leverage ratio	7.02		6.36		7.02		6.36

Credit Quality Ratios
Allowance for losses to loans	1.84%		1.84%		1.84%		1.84%
Allowance to non-performing assets	63.44		67.24		63.44		67.24
Allowance to non-performing loans	69.43		71.84		69.43		71.84
Non-performing assets to loans	2.89		2.74		2.89		2.74
Non-performing assets to total assets	1.76		1.60		1.76		1.60
Net charge-offs to average loans	0.94		0.93		0.83		1.01
Provision to net charge-offs	0.98	x	1.15	x	1.16	x	1.11	x
Net charge-offs earnings coverage	4.32		3.62		4.86		3.67

Popular, Inc.

Consolidated Statements of Condition

	September 30,

In thousands	2003	2002

Assets
Cash and due from banks	$762,912	$574,282
Money market investments:
Federal funds sold and securities purchased under agreements to resell	764,019	1,149,346
Time deposits with other banks	9,157	3,056
Bankers’ acceptances	162	677

	773,338	1,153,079

Investment securities available-for-sale, at market value	10,437,673	9,653,348
Investment securities held-to-maturity, at amortized cost	192,757	644,685
Trading account securities, at market value	568,172	473,402
Loans held-for-sale, at lower of cost or market	366,723	870,607

Loans	21,614,568	18,693,021
Less – Unearned income	273,536	300,120
Allowance for loan losses	398,578	354,282

	20,942,454	18,038,619

Premises and equipment	477,318	446,161
Other real estate	54,201	33,713
Accrued income receivable	209,273	194,500
Other assets	773,095	546,388
Goodwill	190,655	180,337
Other intangible assets	28,616	34,005

	$35,777,187	$32,843,126
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$3,556,269	$3,274,152
Interest bearing	14,099,723	13,783,704

	17,655,992	17,057,856
Federal funds purchased and securities sold under agreements to repurchase	6,796,169	5,887,739
Other short-term borrowings	2,178,756	2,046,679
Notes payable	5,528,277	4,629,284
Subordinated notes	125,000	125,000
Preferred beneficial interest in Popular North America’s junior subordinated deferrable interest debentures guaranteed by the Corporation	144,000	144,000
Other liabilities	596,405	632,476

	33,024,599	30,523,034

Minority interest in consolidated subsidiaries	1,582	1,080

Stockholders’ equity:
Preferred stock	186,875	—
Common stock	836,872	834,170
Surplus	285,591	275,443
Retained earnings	1,559,925	1,246,098
Treasury stock, at cost	(205,527)	(205,210)
Accumulated other comprehensive income, net of tax	87,270	168,511

	2,751,006	2,319,012

	$35,777,187	$32,843,126

Popular, Inc.

Consolidated Statements of Income

	Quarter ended		Nine months ended
	September 30,		September 30,

Dollars in thousands, except per share information	2003	2002	2003	2002

Interest Income:
Loans	$389,028	$391,499	$1,152,508	$1,143,887
Money market investments	6,119	7,716	19,936	22,871
Investment securities	104,717	105,125	325,208	332,813
Trading account securities	9,535	3,770	26,688	10,357

	509,399	508,110	1,524,340	1,509,928

Interest Expense:
Deposits	83,147	106,063	262,963	329,349
Short-term borrowings	36,201	46,185	114,794	135,902
Long-term debt	61,034	58,907	180,658	167,629

	180,382	211,155	558,415	632,880

Net interest income	329,017	296,955	965,925	877,048
Provision for loan losses	48,668	50,992	146,202	155,521

Net interest income after provision for loan losses	280,349	245,963	819,723	721,527
Service charges on deposit accounts	41,162	39,484	120,670	117,964
Other service fees	69,154	63,941	204,596	191,666
Gain (loss) on sale of securities	39,109	1,251	70,398	(2,674)
Trading account (loss) profit	(4,599)	1,247	(9,779)	(142)
Derivatives gains (losses)	282	(21,759)	(7,825)	(22,103)
Gain on sale of loans	13,412	14,960	48,295	44,502
Other operating income	13,315	18,370	49,812	53,677

	452,184	363,457	1,295,890	1,104,417

Operating Expenses:
Personnel costs:
Salaries	98,732	92,704	289,101	272,011
Profit sharing	3,834	5,646	14,997	15,954
Pension and other benefits	29,647	25,163	90,232	78,433

	132,213	123,513	394,330	366,398
Net occupancy expenses	21,428	19,581	62,630	58,659
Equipment expenses	26,892	24,469	79,298	73,610
Other taxes	9,493	9,115	28,347	27,948
Professional fees	21,002	22,503	59,891	59,734
Communications	14,922	13,907	43,931	40,292
Business promotion	18,087	15,588	51,067	45,786
Printing and supplies	4,474	4,754	14,221	14,341
Other operating expenses	36,767	18,489	90,428	52,871
Amortization of intangibles	1,978	1,938	6,033	7,037

	287,256	253,857	830,176	746,676

Income before income tax and minority interest	164,928	109,600	465,714	357,741
Income tax	33,818	23,730	100,667	86,472
Net gain of minority interest	(184)	(116)	(425)	(166)

Net Income	$130,926	$85,754	$364,622	$271,103

Net Income Applicable to Common Stock	$127,947	$85,754	$357,681	$268,593

Earnings Per Common Share (Basic and Diluted)	$0.96	$0.65	$2.69	$2.00

Additional Information

Board of Directors

Richard L. Carrión, Chairman
Antonio Luis Ferré, Vice Chairman **
Juan A. Albors Hernández *
José A. Bechara Bravo *
Juan J. Bermúdez
Francisco J. Carreras *
José B. Carrión Jr.
David H. Chafey Jr.
María Luisa Ferré *
Héctor R. González
Jorge A. Junquera
Guillermo L. Martínez *
Manuel Morales Jr.
Alberto M. Paracchini *
Francisco M. Rexach Jr.
Frederic V. Salerno **
Félix J. Serrallés Nevares Jr.
Jon E. Slater *
Julio E. Vizcarrondo Jr.
  Samuel T. Céspedes, Secretary
      * Director of Banco Popular de Puerto Rico only
** Director of Popular, Inc. only

Executive Officers

Richard L. Carrión, Chairman of the Board,
   President and Chief Executive Officer
David H. Chafey Jr., Senior Executive Vice President
Jorge A. Junquera, Senior Executive Vice President
María Isabel P. de Burckhart, Executive Vice President
Carlos Colino, Executive Vice President
Roberto R. Herencia, Executive Vice President
Tere Loubriel, Executive Vice President
Emilio E. Piñero, Executive Vice President
Brunilda Santos de Álvarez, Executive Vice President
Carlos J. Vázquez, Executive Vice President
Félix M. Villamil, Executive Vice President

Shareholders’ Information

Shareholders’ Assistance: Shareholders requiring a change of address, records or information about lost certificates, dividend checks or dividend reinvestment should contact:

Banco Popular de Puerto Rico Popular Center Building – 11th Floor, Office 1111 Trust Division (724) 209 Muñoz Rivera Ave. Hato Rey, Puerto Rico 00918

Publications: For printed material (annual and quarterly reports, 10-K and 10-Q reports), contact Mr. Amílcar L. Jordán at the Comptroller’s Division at (787) 765-9800 ext. 6101, or visit our web site at www.popularinc.com.

Dividend Reinvestment Plan: The Corporation has a dividend reinvestment plan that provides the shareholder a simple, convenient and cost-effective way to acquire Popular, Inc. common stock.

•	Dividends can be automatically reinvested in additional shares at 95% of the Average Market Price.

•	Participants may make optional cash payments of at least $25 and not more than $10,000 per calendar month for investment in additional shares.

•	No brokerage commissions are charged on purchases under this plan.

•	Participant’s funds will be fully invested, because the plan permits fractions of shares to be credited to a participant’s account.

If you would like more information on this plan, please contact our Trust Division at (787) 764-1893 or (787) 765-9800 exts. 5637, 5525, 6108 and 6112.

Subsidiaries

Central Office

Popular Center
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 765-9800

Banco Popular de Puerto Rico

Puerto Rico Office
Popular Center
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 765-9800

Virgin Islands Office
193 Estate Altona & Welgunst
St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2777

Banco Popular North America

9600 West Bryn Mawr
Suite 400
Rosemont, Illinois 60018
Telephone: (847) 994-5800

Banco Popular, National Association

8523 Commodity Circle
Suite 100
Orlando, Florida 32819
Telephone: (407) 370-7800

ATH Costa Rica/CreST, S.A.

Tournón Neighborhood, accross to
newspaper La República,
ATH Building
San José, Costa Rica
Telephone: (011) 506-211-4500

GM Group, Inc.

1590 Ponce de León Avenue
GM Group Plaza Bldg., Suite 400
San Juan, Puerto Rico 00926
Telephone: (787) 751-4343

Equity One, Inc.

301 Lippincott Drive
Marlton, New Jersey 08053
Telephone: (856) 396-2600

Popular Mortgage, Inc.

268 Ponce de León Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 753-0245

Levitt Mortgage

Galería San Patricio
B-5 Tabonuco Street
Suite 207
Guaynabo, Puerto Rico 00968
Telephone: (787) 749-8787

Popular Auto, Inc.

M-1061 Federico Costa Street
Tres Monjitas Industrial
   Development
San Juan, Puerto Rico 00918
Telephone: (787) 751-4848

Popular Leasing, USA

16280 Westwood
Business Park Drive
Ellisville, Missouri 63021
Telephone: (636) 391-0777

Popular Finance, Inc.

1326 Salud Street
Suite 613
Ponce, Puerto Rico 00716-1687
Telephone: (787) 844-2760

Popular Cash Express, Inc.

9600 West Bryn Mawr
First floor
Rosemont, Illinois 60018
Telephone: (847) 994-5973

Popular Securities, Inc.

Popular Center
209 Muñoz Rivera Avenue
Suite 1020
San Juan, Puerto Rico 00918
Telephone: (787) 766-4200

Popular Insurance, Inc.

9 Pedro Márquez Street
Culebra, Puerto Rico 00735
Telephone: (787) 742-0255

Popular Insurance Agency, USA

9600 West Bryn Mawr
First Floor
Rosemont, Illinois 60018
Telephone: (847) 994-6580

Popular Insurance, V.I., Inc.

193 Estate Altona & Welgunst
St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2850